UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
(Rule 14c-101)

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
EXCHANGE ACT OF 1934

Check the appropriate box:

☐ Preliminary Information Statement

☒ Definitive Information Statement

☐ Confidential for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

CLIFFORD CHINA ESTATES INC.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required

☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐ Fee previously paid with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

INFORMATION STATEMENT
OF
CLIFFORD CHINA ESTATES INC.

7/F, Chai Wan Industrial City
Phase 2, 70 Wing Tai Road
Cai Wan, Hong Kong

THIS INFORMATION STATEMENT IS BEING PROVIDED
TO YOU BY THE BOARD OF DIRECTORS OF
CLIFFORD CHINA ESTATES INC.
THE COMPANY IS NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO
SEND A PROXY TO THE COMPANY

This Information Statement is being mailed or furnished to the stockholders of Clifford China Estates Inc., a Nevada corporation (the “Company”), in connection with the authorization by unanimous written consent of the corporate action described below by the Company’s Board of Directors on January 31, 2008, and the subsequent approval of such corporate action by the written consent, dated January 31, 2008, of those stockholders of the Company entitled to vote 43,881,200 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”) and 4,611,880 shares of the Company’s Series A Preferred Stock, par value $.001 per share (the “Series A Preferred Stock”) representing, collectively, 90.0% of the outstanding voting stock of the Company on such date entitled to vote with respect to such corporate actions Accordingly, all necessary corporate approvals required pursuant to the Nevada General Corporation Law and the Company’s Articles of Incorporation in connection with the matters referred to herein have been obtained. This Information Statement is furnished solely for the purpose of informing the stockholders of the Company, in the manner required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of this corporate action before it takes effect.

This Information Statement will be mailed or furnished to the stockholders of record of the Company on March 7, 2008. The Information Statement is first being mailed or furnished to the stockholders of the Company on or about March 12, 2008, and the amendments described herein shall not become effective until at least 20 days thereafter.

ACTIONS BY BOARD OF
DIRECTORS
AND
CONSENTING STOCKHOLDERS

The following corporate action was unanimously authorized and approved by the written consent of the Board of Directors of the Company on January 31, 2008, a copy of which is attached hereto as APPENDIX A, by the written consent of holders collectively entitled to vote at least a majority of the Company’s outstanding voting stock on January 31, 2008, a copy of which is attached as APPENDIX B.

The approval of an amendment (the “Capital Increase Amendment”) to the Company’s Articles of Incorporation, a copy of which is attached hereto as APPENDIX C, (i) to increase the number of authorized shares of the capital stock of the Company to 225,000,000 shares; (ii) to designate 200,000,000 shares of the capital stock as Common Stock; and (iii) to designate 25,000,000 shares of the capital stock as Preferred Stock which may be issued in one or more series or classes as designated by the Board of Directors, from time to time, without the approval of the stockholders.

The reasons for, and general effect of, the Capital Increase Amendment is described in “AMENDMENT TO ARTICLES OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK,” below.

The Board of Directors of the Company knows of no other matters other than that described in this Information Statement which have been recently approved or considered by the holders of the Company’s Common Stock and the holders of the Company’s Series A Preferred Stock.

GENERAL

This Information Statement is first being mailed or furnished to stockholders on or about March 12, 2008, and the amendments described herein will not become effective until at least 20 calendar days thereafter. The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Common Stock.

The Company will only deliver one Information Statement to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. Upon written or oral request, the Company will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the Company’s Chief Executive Officer at the address of the Company’s principal executive offices located at 7/F, Chai Wan Industrial City, Phase 2, 70 Wing Tai Road, Cai Wan, Hong Kong.

APPROVAL REQUIREMENTS; NEVADA LAW

Section 78.390 of the Nevada General Corporation Law (the “NGCL”) provides that every amendment to the Company’s Articles of Incorporation shall first be adopted by the resolution of the Board of Directors and then be subject to the approval of the holders of at least a majority of the shares of voting stock entitled to vote on any such amendment. Section 78.320 of the NGCL provides that, unless otherwise provided in the Company’s Articles of Incorporation or the bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power. Neither the Company’s Articles of Incorporation nor its By-Laws prohibit the taking of action by its Board of Directors by written consent. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Capital Increase Amendment described herein as early as possible in order to accomplish the purposes as hereafter described, the Company’s Board of Directors obtained the written consent to such amendments of the holders of a majority in the interest of the Company’s voting stock, which voting stock is comprised of the Common Stock and the Series A Preferred Stock.  Section 78.320 of the NCGL provides that in no instance where action is authorized by written consent need a meeting of stockholders be called or notice given.

VOTING SECURITIES AND
INFORMATION ON CONSENTING STOCKHOLDERS

 As of March 7, 2008, there were 50,000,000 shares of Common Stock outstanding and 5,000,000 shares of Series A Preferred Stock outstanding that are entitled to vote on an as- converted basis with the Common Stock. Each share of Series A Preferred Stock is convertible into ten (10) shares of Common Stock. Therefore, 50,000,001 shares of the Company’s voting stock are required to approve the stockholder resolutions approving each of the actions described herein. Each share of Common Stock is entitled to one vote for each share held by such holder. Each share of Series A Preferred Stock is entitled to ten votes for each share held by such holder. The holders of 43,881,200 shares of Common Stock and 4,611,880 shares of Series A Preferred Stock voted in favor of the Capital Increase Amendment in a written consent dated January 31, 2008. attached hereto as APPENDIX B. The consenting stockholders are the record and beneficial owners of 43,881,200 shares of Common Stock and of 4,611,880 shares of Series A Preferred Stock, which collectively represent 90.0% of the issued and outstanding shares of the Company’s voting stock. No consideration was paid for the consent. The names of the consenting stockholders and the number of shares of Common Stock and/or Series A Preferred Stock with respect to which such consent was given is as follows:

Name	Number of Shares of Common Stock For Which Consent Was Given	Number of Shares of Series A Preferred Stock For Which Consent Was Given	Percentage of Voting Stock
Billion Express International Limited	43,881,200	2,111,880	65.0%
Profit Garden International Limited	0	2,500,000	25.0%

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 7, 2008, certain information concerning the beneficial ownership of our Common Stock by (i) each stockholder known by us to own beneficially five percent or more of our outstanding Common Stock; (ii) each director; (iii) each executive officer; and (iv) all of our executive officers and directors as a group, and their percentage ownership and voting power.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned (1)

Clifford L.K. Pang, Chief Executive Officer and Director c/o Clifford China Estates Inc., 7/F, Chai Wan Industrial City, Phase 2, 70 Wing Tai Road, Cai Wan, Hong Kong	90,000,000 (2)
Lai Hung Man, Director c/o Clifford China Estates Inc., 7/F, Chai Wan Industrial City, Phase 2, 70 Wing Tai Road, Cai Wan, Hong Kong	0
Total Held by Directors and Executive Officers (two individuals)	90,000,000

(1) Unless otherwise noted, the Registrant believes that all persons named in the table have sole voting and investment power with respect to all shares of the Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within sixty (60) days from the date indicated above upon the exercise of options, warrants or convertible securities. Each beneficial owner’s percentage of ownership is determined by assuming that options, warrants or convertible securities, including shares of Series A Preferred Stock that are held by such person (not those held by any other person) and which are exercisable within sixty (60) days of the date indicated above, have been exercised. To date, the Registrant has not granted any options, warrants or any other form of securities convertible into its common stock.

(2) Includes (i) 43,881,200 shares of Common Stock and 2,111,880 shares of Series A Preferred Stock, each share of which is initially convertible into ten (10) shares of Common Stock, owned by Billion Express International Limited and (ii) 2,500,000 shares of Series A Preferred Stock, each share of which is initially convertible into ten (10) shares of Common Stock, owned by Profit Garden International Limited. Mr. Clifford L.K. Pang is the sole owner of Billion Express International Limited and Profit Garden International Limited.

NOTICE TO STOCKHOLDERS OF ACTION
APPROVED BY CONSENTING STOCKHOLDERS

The following action has been approved by the written consent of holders of Common Stock and Series A Preferred Stock collectively entitled to vote a majority of the outstanding shares of voting stock of the Company.

AMENDMENT TO ARTICLES OF INCORPORATION INCREASING
THE NUMBER OF AUTHORIZED SHARES
OF THE COMPANY’S COMMON STOCK

General

The Board of Directors adopted by unanimous written consent dated January 31, 2008, a resolution to amend the Company’s Article’s of Incorporation to increase the number of authorized shares of Common Stock of the Company. The holders of a majority of the outstanding shares of the Company’s voting stock, approved by written consent dated January 31, 2008, the Capital Increase Amendment.

Capital Increase Amendment

The Company is currently authorized to issue 70,000,000 shares of capital stock, of which 50,000,000 shares are designated as shares of Common Stock and 20,000,000 shares are designated as shares of Preferred Stock. The Capital Increase Amendment to the Company's Articles of Incorporation in the form attached hereto as Appendix C, increases the authorized shares of the Company's capital stock from 70,000,000 shares to 225,000,000 shares, of which 200,000,000 shall be designated as Common Stock and 25,000,000 shares shall be designated as Preferred Stock. The Preferred Stock may be issued in series and shall have such voting, designations, preferences, limitations, restrictions and relative rights as shall be determined by the Board of Directors.

Of the 50,000,000 shares of Common Stock currently authorized, all 50,000,000 shares of Common Stock are issued and outstanding. Of the 20,000,000 shares of Preferred Stock currently authorized, 5,000,000 shares of Series A Preferred Stock are issued and outstanding.

The first sentence of the first paragraph of Item 3a of the Company’s Articles of Incorporation will be amended to read as follows:

“The maximum number of shares of capital stock which this Corporation shall have authority to issue is TWO HUNDRED AND TWENTY FIVE MILLION (225,000,000), consisting of TWO HUNDRED MILLION (200,000,000) shares of Common Stock at $.001 par value, and TWENTY FIVE MILLION (25,000,000) shares of Preferred Stock, at $.001 par value.”

Purpose of Capital Increase Amendment

The purpose of increasing our authorized capital is to provide the Company with the necessary flexibility to implement potential corporate plans, including the issuance of shares in connection with any possible acquisition or merger, the issuance of shares in connection with stock splits or dividends, or the issuance or reservation of capital stock for equity awards to employees, officers and directors of the Company. Such an increase will allow such shares to be issued without the expense and delay of a special stockholders’ meeting, unless such action is required by applicable law or the rules of any stock exchange on which the Company is or may be listed.

Up to 50,000,000 of the additional authorized shares of the Company’s Common Stock may be issued to the holders of the Company’s Series A Preferred Stock upon the optional conversion by such holders of the Series A Preferred Stock. All 5,000,000 outstanding shares of the Company’s Series A Preferred Stock were issued on October 1, 2007 to the holder (the “Clifford Holder”) of all of the outstanding equity of Parkade International Limited, a British Virgin Islands corporation (“Parkade”) pursuant to a Share Exchange Agreement dated October 1, 2007 by and among the Company and the Clifford Holder (the “Share Exchange Agreement”) whereby the Company acquired from the Clifford Holder all of the outstanding equity of Parkade in exchange for 43,881,200 shares of Common Stock and 5,000,000 shares of Series A Preferred Stock (the “Share Exchange”) The Share Exchange was consummated on October 1, 2007. Each share of Series A Preferred Stock is convertible, subject to the availability of shares of Common Stock, at the option of the holder thereof (subject to the availability of shares of Common Stock) into ten (10) shares of the Company’s Common Stock, subject to adjustment.

Except as disclosed above, the Company has no current specific plans, arrangements or understandings, either written or oral, to issue any of the additional authorized shares of Common Stock or Preferred Stock. However, the increase in the Company’s authorized Common Stock and Preferred Stock may give the Company the flexibility, in the future, to pursue acquisitions or enter into transactions which the Board believes provide the potential for growth and profit. The additional authorized shares could also be used by the Company, in the future, to raise cash through sales of stock to public and private investors. The Company could also use the additional authorized shares for general corporate purposes such as stock dividends as well as for the possible issuance of shares pursuant to employee benefit or compensation programs or plans. To the extent that additional shares are available, transactions dependent upon the issuance of additional shares would be less likely to be undermined by delays and uncertainties occasioned by the need to obtain stockholder authorization prior to the consummation of such transactions.

Effect of the Capital Increase Amendment

The increase in authorized capital stock will not have any immediate effect on the rights of existing stockholders, other than the potential decrease in the existing stockholders’ current percentage equity that could result to the extent that the holders the Series A Preferred Stock elect to convert such shares of Series A Preferred Stock into shares of Common Stock. The Board of Directors will, however, have the authority to issue authorized Common Stock and Preferred Stock without requiring future stockholder approval of such issuances, except as may be required by the Company’s Articles of Incorporation or applicable law. To the extent that additional authorized shares are issued in the future, they may also decrease the existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders.

The increase in the authorized number of shares of Common Stock and Preferred Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by its stockholders. Shares of authorized and unissued Common Stock and/or Preferred Stock could, within the limits imposed by applicable law, be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

The Board of Directors is not currently aware of any attempt to take over or acquire the Company. While it may be deemed to have potential anti-takeover effects, the Capital Increase Amendment is not prompted by any specific effort or takeover threat currently perceived by management.

Effective Date

Under applicable federal securities laws, the Capital Increase Amendment can not be effective until at least 20 calendar days after this Information Statement distributed to the Company’s stockholders. The Capital Increase Amendment will become effective upon filing with the Secretary of State of Nevada. It is anticipated that the foregoing will take place 20 calendar days after distribution of this Information Statement is mailed to the Company’s stockholders.

Dissenters’ Rights of Appraisal

The NGCL does not provide for dissenters’ or appraisal rights in connection with the increase of authorized shares of the Company’s capital stock.

 WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT THE COMPANY

The Company is subject to the information requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and Form 10-QSB with the Securities and Exchange Commission (“SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a web site on the Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the SEC may be obtained free of charge.

By Order of the Board of Directors

March 11, 2008

APPENDIX A

UNANIMOUS WRITTEN CONSENT OF
THE BOARD OF DIRECTORS
OF
CLIFFORD CHINA ESTATES INC.

The undersigned, being all of the members of the board of directors (the “Board”) of Clifford China Estates Inc., a Nevada corporation (the “Company”), hereby consent, pursuant to Section 78.315 of the General Corporation Law of Nevada, to the adoption of the following resolutions taking or authorizing the actions specified therein without a meeting:

RESOLVED, that the Board hereby approves the Certificate of Amendment to the Articles of Incorporation substantially in form attached hereto as Exhibit A authorizing an increase of the number of shares of capital stock of the Company to 225,000,000; of which 200,000,000 shares of the capital stock shall be Common Stock; and 25,000,000 shares of the capital stock shall be Preferred Stock which may be issued in one or more series or classes as designated by the Board, from time to time, without the approval of the stockholders of the Company (the “Capital Increase”); and be it further

RESOLVED, that the Company submit to the holders of its voting stock for approval, the Certificate of Amendment authorizing the Capital Increase; and be it further

General Authorization and Ratification

RESOLVED, that as used in these resolutions, the term “the proper officers” of the Company shall mean the Chief Executive Officer, the President and the Chief Financial Officer of the Company, and each of them, and with respect to matters involving only certification, attestation or countersignatures, any Secretary or Assistant Secretary of the Company; and that the proper officers of the Company be, and each of them acting alone hereby is, authorized and empowered, acting in the name and on behalf of the Company, to take such action and to execute and deliver all agreements, documents, and instruments referred to expressly or generally in the preceding resolutions, and any amendments, supplements, or modifications to any of such agreements, documents, and instruments; such actions, agreements, documents, instruments, amendments, supplements, and modifications shall be in such form and substance as the proper officer executing the same may, in his or her sole discretion, deem to be in the best interest of the Company in connection with or arising out of the transactions contemplated by the foregoing resolutions; and be it further

RESOLVED, that the proper officers of the Company be, and each of them hereby is, empowered to approve or authorize, as the case may be, such further action and the preparation, execution, and delivery of all such further instruments and documents in the name and on behalf of the Company, and to pay all such expenses and taxes, as in their judgment shall be necessary, proper, or advisable in order to carry out the intent and accomplish the purposes of the foregoing resolutions; and be it further

RESOLVED, that any and all actions heretofore taken by the directors or officers of the Company on behalf of the Company in furtherance of the actions authorized or contemplated by the foregoing resolutions be, and they hereby are, ratified, approved, and confirmed in all respects, including, without limitation, the execution and delivery of any documents and instruments, including amendments, supplements, or modifications thereto as have been necessary or appropriate in order to effectuate the actions contemplated by the foregoing resolutions.

This Consent may be executed in one or more counterparts, including with signatures on separate copies, all of which shall constitute the same instrument.

IN WITNESS WHEREOF, the undersigned has executed this consent as of the 31st day of January, 2008.

/s/ Clifford L.K. Pang
Clifford L.K. Pang

/s/ Lai Hung Man
Lai Hung Man

[Exhibits Omitted]

APPENDIX B

WRITTEN CONSENT
OF THE HOLDER OF A MAJORITY OF THE
VOTING STOCK
OF
CLIFFORD CHINA ESTATES INC.

The undersigned, constituting the holder of a majority of the shares of Common Stock and Series A Preferred Stock (collectively, the “Stockholders”) of Clifford China Estates Inc. a Nevada corporation (the “Company”), does hereby adopt by this written consent, the following resolutions with the same force and effect as if they had been adopted at a duly convened meeting:

WHEREAS, the Board of Directors of the Company, having considered increasing the number of authorized shares of capital stock of the Company (“Capital Stock”) to 225,000,000 (the “Capital Increase”) deems such increase advisable and in the best interests of the Company and its Stockholders.

NOW, THEREFORE, BE IT

RESOLVED, that, the Articles of Incorporation of the Company be and hereby are amended to increase the number of authorized shares of Capital Stock of the Company to 225,000,000 shares of which TWO HUNDRED MILLION (200,000,000) shares shall be Common Stock, par value of $0.001, and TWENTY FIVE MILLION (25,000,000) shares shall be Preferred Stock, par value of $0.001, which may be issued in one or more series or classes as designated by the Board of Directors, from time to time, without the approval of the stockholders; and be it further

RESOLVED, that the Certificate of Amendment to the Articles of Incorporation substantially in form attached hereto as Exhibit A authorizing the Capital Increase be and hereby is in all respects approved.

IN WITNESS WHEREOF, the undersigned have executed this Action by Written Consent as of the 31st day of January, 2008.

BILLION EXPRESS INTERNATIONAL LIMITED

/s/ Clifford L.K. Pang
Name: Clifford L.K. Pang
Title: Director

No. of Shares of Common Stock: 43,881,200

No. of Shares of Series A Preferred Stock: 2,111,880

PROFIT GARDEN INTERNATIONAL LIMITED

/s/ Clifford L.K. Pang
Name: Clifford L.K. Pang
Title: Director

No. of Shares of Common Stock: 0

No. of Shares of Series A Preferred Stock: 2,500,000

APPENDIX C

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
-Remit in Duplicate-

1.  Name of corporation: CLIFFORD CHINA ESTATES INC.

2.  The articles have been amended as follows (provide article numbers, if available):

The first sentence of the first paragraph of Item 3a is amended in its entirety to read as follows:

“The maximum number of shares of capital stock which this Corporation shall have authority to issue is TWO HUNDRED AND TWENTY FIVE MILLION (225,000,000), consisting of TWO HUNDRED MILLION (200,000,000) shares of Common Stock at $.001 par value, and TWENTY FIVE MILLION (25,000,000) shares of Preferred Stock, at $.001 par value.”

3.  The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: majority.*

4.  Effective date of filing (optional): upon filing.

5.  Officer Signature:  /s/ Clifford L.K. Pang
Chief Executive Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.